Exhibit 99.1

NEWS RELEASE

GP Strategies Reports First Quarter 2013 Financial Results

Elkridge, MD. May 2, 2013. Global performance improvement solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended March 31, 2013.

Overview of First Quarter 2013 Results:

•	Revenue of $101.4 million for first quarter of 2013 compared to $93.6 million for first quarter of 2012
•	Diluted earnings per share of $0.26 for first quarter of 2013 compared to $0.23 per share for first quarter of 2012
•	EBITDA of $9.5 million for first quarter of 2013 compared to $9.2 million for first quarter of 2012

The Company’s revenue increased $7.8 million or 8.3% during the first quarter of 2013 compared to the first quarter of 2012. The revenue growth is primarily attributable to acquisitions completed during 2012. The Company also reported overall organic growth during the quarter, with notable performance by the Sandy and Performance Readiness Solutions segments which achieved double-digit organic revenue growth in the quarter, offset by revenue declines in the Professional & Technical Services segment due to project completions. Gross profit was $16.2 million, or 16.0% of revenue, for the first quarter of 2013 compared to $15.6 million, or 16.7% of revenue, for the first quarter of 2012. The decline in gross margin is largely due to a $0.9 million increase in medical benefits expense due to higher than usual claims under our self-insured employee medical plan during the first quarter of 2013. Income before income tax expense was $7.5 million for the first quarter of 2013 compared to $7.3 million for the first quarter of 2012. Net income was $4.9 million, or $0.26 per share, for the first quarter of 2013 compared to $4.4 million, or $0.23 per share, for the first quarter of 2012. Net income for the first quarter of 2013 includes a $0.4 million non-recurring income tax benefit.

“GP Strategies continued to show overall improvement of its results in the first quarter of 2013,” commented Scott N. Greenberg, Chief Executive Officer of GP Strategies. “We have developed a unique platform in the training industry through the combination of our organic operations supplemented by strategic acquisitions. In the first quarter, the Company increased its business development efforts to support larger outsourcing opportunities and invested in its proprietary software technology at a greater level than in the past. We are optimistic that these investments will translate into growth in future quarters.”

Balance Sheet and Cash Flow Highlights

As of March 31, 2013, the Company had cash and cash equivalents of $11.0 million compared to $7.8 million as of December 31, 2012. The Company had no short-term borrowings or long-term debt outstanding as of March 31, 2013. Cash provided by operating activities was $5.3 million for the quarter ended March 31, 2013 compared to $7.0 million for the same period in 2012.

Investor Call

The Company has scheduled an investor conference call for 10:00 a.m. ET on May 2, 2013. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in numbers for the live conference call are 800-754-1336 or 212-231-2932, using conference ID number 21656158. A telephone replay of the call will also be available beginning at 12:00 p.m. on May 2nd, until 12:00 p.m. on May 16th. To listen to the replay, dial 800-633-8284 or 402-977-9140, using conference ID number 21656158.

Presentation of Non-GAAP Information

This press release contains non-GAAP financial measures, including EBITDA (earnings before interest, income taxes, depreciation and amortization). The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s results. This measure should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.

About GP Strategies

GP Strategies Corporation (NYSE: GPX) is a global performance improvement solutions provider of training, eLearning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information may be found at www.gpstrategies.com.

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Forward-Looking Statements

We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2013	2012

Revenue	$101,373	$93,605
Cost of revenue	85,192	77,993
Gross profit	16,181	15,612
Selling, general and administrative expenses	9,089	8,288
Gain (loss) on change in fair value of contingent consideration, net	247	(40)
Operating income	7,339	7,284
Interest expense	100	40
Other income	229	90
Income before income tax expense	7,468	7,334
Income tax expense	2,543	2,950
Net income	$4,925	$4,384

Basic weighted average shares outstanding	19,060	18,830
Diluted weighted average shares outstanding	19,296	19,188

Per common share data:
Basic earnings per share	$0.26	$0.23
Diluted earnings per share	$0.26	$0.23

Other data:	$9,526	$9,232
EBITDA (1)

(1)	The term (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results. For a reconciliation of this non-GAAP financial measure to the most comparable GAAP equivalent, see the Non-GAAP Reconciliation – EBITDA, along with related footnotes, below.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Quarters ended
	March 31,
	2013	2012
Revenue by segment:
Learning Solutions (2)	$42,734	$35,037
Professional & Technical Services (2)	18,015	22,265
Sandy Training & Marketing	14,998	13,322
Performance Readiness Solutions	15,500	13,831
Energy Services (2)	10,126	9,150
Total revenue	$101,373	$93,605
Gross profit by segment:
Learning Solutions (2)	$7,171	$6,466
Professional & Technical Services (2)	2,684	3,573
Sandy Training & Marketing	1,926	1,542
Performance Readiness Solutions	1,978	1,575
Energy Services (2)	2,422	2,456
Total gross profit	$16,181	$15,612
Operating income by segment:
Learning Solutions (2)	$3,212	$3,395
Professional & Technical Services (2)	1,058	1,593
Sandy Training & Marketing	629	303
Performance Readiness Solutions	579	245
Energy Services (2)	1,614	1,788
Gain (loss) on change in fair value of contingent consideration, net	247	(40)
Total operating income	$7,339	$7,284
Supplemental Cash Flow Information:
Net cash provided by operating activities	$5,316	$6,963
Capital expenditures	(830)	(925)
Free cash flow	$4,486	$6,038

(2)	Effective January 1, 2013, we made changes to our organizational structure to transfer the management responsibility of certain business units between segments, which resulted in a change in the composition of certain of our operating segments. The changes primarily consisted of: (i) the alternative fuels business unit transferred from Professional & Technical Services to Energy Services; (ii) a business unit which predominantly provides content development services to U.S. government and commercial clients transferred from Learning Solutions to Professional & Technical Services; and (iii) our foreign operations in India and China and a portion of our Canadian operations transferred from Professional & Technical Services to Learning Solutions. The segment financial information above has been reclassified for all prior periods to reflect these changes and conform to the current quarter’s presentation.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation –EBITDA (3)

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31,
	2013	2012

Net income	$4,925	$4,384
Interest expense	100	40
Income tax expense	2,543	2,950
Depreciation and amortization	1,958	1,858
EBITDA	$9,526	$9,232

(3)	Earnings before interest, income taxes, depreciation and amortization (EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization. EBITDA should not be considered as substitutes either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

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GP STRATEGIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)
Current assets:
Cash and cash equivalents	$11,047	$7,761
Accounts and other receivables	70,887	83,597
Costs and estimated earnings in excess of billings on uncompleted contracts	20,866	16,979
Prepaid expenses and other current assets	10,330	10,143
Total current assets	113,130	118,480
Property, plant and equipment, net	5,640	5,511
Goodwill and other intangibles, net	116,176	118,693
Other assets	1,526	1,750
Total assets	$236,472	$244,434

Current liabilities:
Accounts payable and accrued expenses	$40,329	$47,457
Billings in excess of costs and estimated earnings on uncompleted contracts	18,107	21,877
Total current liabilities	58,436	69,334
Other noncurrent liabilities	7,173	7,763
Total liabilities	65,609	77,097
Total stockholders’ equity	170,863	167,337
Total liabilities and stockholders’ equity	$236,472	$244,434

© 2013 GP Strategies Corporation. All rights reserved. GP Strategies and the GP Strategies logo design are trademarks of GP Strategies Corporation.

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CONTACTS:
Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-379-3640	410-379-3636	410-379-3725

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